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                                                                                                                       EXHIBIT 3.1

        Canada Business            Loi canadienne sur les                   ARTICLES OF INCORPORATION        STATUTS CONSTITUTIFS
        Corporations Act           societes par actions                     (SUMMARY IN ENGLISH)             (RESUME EN FRANCAIS)

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
1-   Name of corporation                                                    Denomination de la societe

EXFO Electro-Optical Engineering Inc.                                       EXFO Ingenierie Electro-Optique inc.

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2-   The place in Canada where the registered office is to be situated      Lieu au Canada ou doit etre situe le siege social

Quebec City Metropolitan Area                                               Region metropolitaine de Quebec

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3-   The classes and any maximum number of shares that the                  Categories et tout nombre maximal d'actions que la
     corporation is authorized to issue                                     societe est autorisee a emettre

Schedule A attached hereto is incorporated herein                           L'annexe A ci-jointe fait partie integrante du present
by reference as if herein set forth at length                               formulaire.

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4-   Restrictions, if any, on share transfers                               Restrictions sur le transfert des actions,
                                                                            s'il y a lieu

None                                                                        Aucune

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5-   Number (or minimum and maximum number) of directors                    Nombre (ou nombre minimal et maximal) d'administrateurs

Schedule B attached hereto is incorporated herein by reference              L'annexe B ci-jointe fait partie integrante du present
as if herein set forth at length                                            formulaire
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6-   Restrictions, if any, on business the corporation may carry on         Limites imposees a l'activite commerciale de la
                                                                            societe, s'il y a lieu

None.                                                                       Aucune.

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7-   Other provisions, if any                                               Autres dispositions, s'il y a lieu

The directors may, without obtaining the authorization                      Les administrateurs peuvent, sans devoir obtenir
of the shareholders, borrow money on the credit of the                      l'autorisation des actionnaires, contracter des
Corporation, issue bonds and other securities,give a                        emprunts sur le credit de la Societe, emettre des
guarantee on behalf of the Corporation to secure                            obligations et autres valeurs mobilieres, garantir,
performance of an obligation of any person and                              au nom de la Societe, l'execution des obligations
mortgage, hypothecate, pledge or create a security                          d'une autre personne et grever d'une surete, notamment
interest in the Corporation's properties.                                   par hypotheque, les biens de la Societe.

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                                   SCHEDULE A

                      DESCRIPTION OF CURRENT SHARE CAPITAL

                              (SUMMARY IN ENGLISH)

The Corporation is authorized to issue an unlimited number of Class "A" Shares, Class "B" Shares, Class "C" Shares, Class "D" Shares, Class "E" Shares, Class "F" Shares and Class "G" Shares, all without par value. The following is a summary of the rights, privileges, restrictions and conditions attached thereto:

Class "A" Shares:        Voting and participating;

Class "B" Shares:        Non-voting, participating, redeemable at the option of
                         the holder at their paid-in value, ranking in priority to Class "A", Class "E" and Class "F" Shares;

Class "C" Shares:        Non-voting, non-participating, bearing a non-cumulative
                         annual dividend at a rate to be determined by the Board of Directors but not less than 10% of their paid-in value, redeemable at the option of the holder or Corporation at their paid-in value plus any unpaid dividends, ranking in priority to Class "A" Shares, Class "B" Shares and Class "F" Shares;

Class "D" Shares:        Non-voting, non-participating, bearing a cumulative
                         annual dividend calculated on their paid-in value using the Bank of Canada base rate in effect at the beginning of the Corporation's fiscal year, redeemable at the option of the Corporation at their paid-in value plus any unpaid dividends, ranking in priority to Class "A"
                         Shares, Class "B" Shares, Class "C" Shares and Class
                         "F" Shares;

Class "E" Shares:        Non-voting, non-participating, bearing a non-cumulative
                         dividend at a rate of 0.5% per month of their paid-in value, redeemable at the option of the holder or the company at their paid-in value plus a premium and any unpaid dividends, ranking in priority to Class "A"
                         Shares, Class "C" Shares, Class "D" Shares and Class
                         "F" Shares;

Class "F" Shares:        Non-voting, participating, automatically converted into
                         the class of shares offered to the public upon an initial public offering for shares of the Corporation;

Class "G" Shares:        Non-voting, non-participating, mandatorily redeemable
                         on November 30, 2000 at their paid-in value, ranking in priority to Class "B" Shares, Class "C" Shares, Class
                         "D" Shares and Class "E" Shares; the Corporation may elect to settle the redemption value, provided the Corporation has effected an initial public offering of its Class "A" Shares,

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                         by issuing the number of Class "A" Shares obtained by
                         dividing the paid-in value of the Class "G" Shares, being C$800,000, by the average trading price of the Class "A" Shares for a period of ten trading days preceding November 30,2000; ranking after Class "A" and Class "F" Shares.
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                                   SCHEDULE B
                                    ANNEXE B


NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS

The minimum number of directors shall be 3, and the maximum number of directors shall be 12. Moreover, directors shall be authorized to appoint one or more directors (in addition to the number of directors elected at the last annual meeting of shareholders) who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.